As filed with the Securities and Exchange Commission on May 8, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TELEFÓNICA, S.A.
(Exact Name of Registrant as Specified in its Charter)

The Kingdom of Spain (State or Other Jurisdiction of Incorporation or Organization)	Distrito C, Ronda de la Comunicación, s/n 28050 Madrid Spain +34 91 482 3734	Not Applicable (I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

TELEFÓNICA EMISIONES, S.A.U.
(Exact Name of Registrant as Specified in its Charter)

The Kingdom of Spain (State or Other Jurisdiction of Incorporation or Organization)	Distrito C, Ronda de la Comunicación, s/n 28050 Madrid Spain +34 91 482 3734	Not Applicable (I.R.S. Employer Identification Number)
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
1 (302) 738 6680
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Michael J. Willisch
Davis Polk & Wardwell
Paseo de la Castellana, 41
28046 Madrid
Spain
+34 91 768 9600
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Amount to be
	Registered/Proposed
	Maximum Offering Price
	Per Unit/Proposed
	Maximum Aggregate
Title of Each Class of Securities to be Registered	Offering Price	Amount of Registration Fee
Guaranteed Debt Securities	Indeterminate	(1)
Guarantees of the Debt Securities (2)		(3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)	No separate consideration will be received for the guarantees issued by Telefónica, S.A. in connection with the Debt Securities issued by Telefónica Emisiones S.A.U.

(3)	Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.

PROSPECTUS
Debt Securities of Telefónica Emisiones, S.A.U.,
which are fully and unconditionally guaranteed by Telefónica, S.A.

     We may offer from time to time in one or more series Debt Securities of Telefónica Emisiones, S.A.U., which are fully and unconditionally guaranteed by Telefónica, S.A.
     We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this Prospectus. Such prospectus supplements may also add, update or change information contained in this Prospectus. You should read both this Prospectus and the prospectus supplements, together with the additional information described under the heading “Where You Can Find More Information” before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

Investing in these securities involves risks. See “Risk Factors”.

     Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
     We may sell these securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

The date of this Prospectus is May 8, 2009

Page
About This Prospectus	1
Incorporation by Reference	1
Where You Can Find More Information	2
Enforceability of Certain Civil Liabilities	2
Risk Factors	3
Ratio of Earnings to Fixed Charges	3
Legal Matters	4
Experts	4
Information Not Required in a Prospectus	II-1
EX-4.1
EX-5.1
EX-5.2
EX-12.1
EX-23.1
EX-25.1

ABOUT THIS PROSPECTUS
     This Prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell any Debt Securities described in this Prospectus from time-to-time in the future in one or more offerings.
     This Prospectus provides you with a general description of the securities that can be offered. Each time Debt Securities are offered under this Prospectus, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this Prospectus. Accordingly, to the extent inconsistent, information in this Prospectus is superseded by the information in any prospectus supplement. You should read both this Prospectus and any prospectus supplement together with the information incorporated by reference that is described in “Incorporation by Reference”.
     The prospectus supplement to be attached to the front of this Prospectus will describe the terms of the offering, including the amount and detailed terms of Debt Securities, the public offering price, net proceeds to us, the Guarantor, the expenses of the offering, the terms of offers and sales outside of the United States, if any, the Guarantor’s capitalization, the nature of the plan of distribution, the other specific terms related to such offering, and any U.S. federal income tax consequences and Spanish tax considerations applicable to the Debt Securities.
     In this Prospectus and the prospectus supplements, the “Issuer” refers to Telefónica Emisiones, S.A.U. “Telefónica”, “Telefónica, S.A.”, the “Group” or the “Guarantor” refer to Telefónica, S.A. and, where applicable, its consolidated subsidiaries, unless the context otherwise requires. We use the words “we”, “us” and “our” to refer to the Issuer or the Guarantor, as the context requires. We use the word “you” to refer to prospective investors in the securities. We use the term “Debt Securities” to refer collectively to any Debt Securities to be issued by us and guaranteed by the Guarantor pursuant to this Prospectus.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information Telefónica, the Guarantor, files with the SEC, which means that we can and do disclose important information to you by referring you to those documents that are considered part of this Prospectus. Information that Telefónica files with the SEC in the future and that we incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference Telefónica’s annual report on Form 20-F for the year ended December 31, 2008 and filed with the SEC on April 30, 2009 (the “Form 20-F”).
     We incorporate by reference in this Prospectus all subsequent annual reports of Telefónica filed with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those of Telefónica’s periodic reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this Prospectus after the date hereof and prior to the completion of an offering of securities under this Prospectus. This Prospectus is part of a registration statement filed with the SEC. See “Where You Can Find More Information”.
     As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we have incorporated by reference.
     You should rely only on the information incorporated by reference or provided in this Prospectus and in any prospectus supplement. We have not authorized anyone else to provide you with different information. This Prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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WHERE YOU CAN FIND MORE INFORMATION
     Telefónica files annual and periodic reports and other information with the SEC. You may read and copy any document that Telefónica files at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1 (800) SEC-0330 for further information on the operation of the public reference rooms. Telefónica’s SEC filings are also available to the public over the Internet at the SEC’s website at http://www.sec.gov.
     Telefónica makes available free of charge through Telefónica’s website, accessible at http://www.telefonica.com, certain of Telefónica’s reports and other information filed with or furnished to the SEC.
     With the exception of the reports specifically incorporated by reference in this Prospectus as set forth above, material contained on or accessible through Telefónica’s website is specifically not incorporated into this Prospectus. See “Incorporation by Reference”.
     You may also request a copy of Telefónica’s filings at no cost, by writing or calling Telefónica at the following addresses:
Telefónica, S.A.
Distrito C, Ronda de la Comunicación, s/n
28050 Madrid
Spain
Attention: Investor Relations
+34 91 482 8700
     American Depository Shares representing Telefónica’s common shares are traded on the New York Stock Exchange under the symbol “TEF”. You may inspect Telefónica’s reports filed with or furnished to the SEC and other information concerning Telefónica at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.
     You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with other or different information. In particular, no dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this Prospectus or that is incorporated by reference herein.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
     The Issuer, a wholly-owned subsidiary of Telefónica, is a limited liability company with a sole shareholder (sociedad anónima unipersonal) organized under the laws of the Kingdom of Spain. Telefónica, the Guarantor, is a limited liability company (sociedad anónima) organized under the laws of the Kingdom of Spain. All of the Issuer’s directors and the executive officers and directors of Telefónica, and certain of the experts named in this Prospectus, are not residents of the United States. All or a substantial portion of the Issuer’s assets and those of Telefónica and such persons are located outside the United States. As a result, it may be difficult for you to file a lawsuit against either the Issuer or the Guarantor or such persons in the United States with respect to matters arising under the federal securities laws of the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts against either the Issuer or the Guarantor or such persons based on the civil liability provisions of such laws. Provided that United States case law does not prevent the enforcement in the U.S. of Spanish judgments (as in such case, judgments obtained in the U.S. shall not be enforced in Spain), if a U.S. court grants a final judgment in an action based on the civil liability provisions of the federal securities laws of the United States, enforceability of such judgment in Spain will be subject to satisfaction of certain factors. Such factors include the absence of a conflicting judgment by a Spanish court or of an action pending in Spain among the same parties and arising from the same facts and circumstances, the Spanish courts’ determination that the U.S. courts had jurisdiction, that process was appropriately served on the defendant, the regularity of the proceeding followed before the U.S. courts, the authenticity of the judgment and that enforcement would not violate Spanish public policy. In general, the enforceability in Spain of final judgments of U.S. courts does not require retrial in Spain. If an action is commenced

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before Spanish courts with respect to liabilities based on the U.S. federal securities laws, there is a doubt as to whether Spanish courts would have jurisdiction. Spanish courts may enter and enforce judgments in foreign currencies.
     The Issuer and Telefónica have expressly submitted to the exclusive jurisdiction of any state or federal court in the Borough of Manhattan, the City of New York and any appellate court from any such court thereof for the purpose of any suit, action or proceeding arising out of the Debt Securities or the Guarantees and have appointed Puglisi & Associates, as our agent to accept service of process in any such action.
RISK FACTORS
     You should carefully consider the risk factors contained in the prospectus supplements and the documents incorporated by reference into this Prospectus, including, but not limited to, those risk factors in Item 3.D in the Form 20-F, in deciding whether to invest in the Debt Securities being offered pursuant to this Prospectus.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth the Guarantor’s ratio of earnings to fixed charges using financial information compiled in accordance with International Financial Reporting Standards (“IFRS”) for the years ended December 31, 2008, 2007, 2006, 2005 and 2004:

	Year ended December 31,
	2008	2007	2006	2005	2004
IFRS Ratio of Earnings to Fixed Charges	4.1	4.0	2.7	3.8	2.8
     For the purpose of calculating ratios of earnings to fixed charges, earnings consist of profit before tax from continuing operations, plus share of profit or loss of associates, dividends from joint ventures and associates, fixed charges and capitalized interest net of amortization. Fixed charges consist of finance costs, including amortization of debt expense and similar charges, and capitalized interest.

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LEGAL MATTERS
     Certain legal matters with respect to Spanish law will be passed upon for us by our Spanish counsel, Uría Menéndez Abogados S.L.P. Certain legal matters with respect to United States and New York law will be passed upon for us by Davis Polk & Wardwell.
EXPERTS
     The consolidated financial statements of Telefónica, S.A. and subsidiaries appearing in Telefónica, S.A.’s Annual Report on Form 20-F for the year ended December 31, 2008, and the effectiveness of Telefónica, S.A.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young, S.L., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 8. Indemnification of Directors and Officers
Telefónica, S.A.
  Indemnification under Telefónica Bylaws and Spanish Law.
     Under Spanish law the directors of Telefónica shall be jointly and severally liable to the company, the shareholders and the creditors of the company for any damage they cause through acts contrary to the law or the articles, or acts carried out without the diligence with which they ought to perform their duties. No provision of our bylaws provides for the indemnification of the directors with respect to such liabilities.
  Telefónica D&O Insurance.
     Telefónica maintains an insurance policy that protects its officers and the members of its Board of Directors from liabilities incurred as a result of actions taken in their official capacity.
Telefónica Emisiones, S.A.U.
  Indemnification under Telefónica Emisiones S.A.U.’s Bylaws and Spanish Law.
     Under Spanish law the directors of Telefónica Emisiones S.A.U. shall be jointly and severally liable to the company, the shareholders and the creditors of the company for any damage they cause through acts contrary to the law or the articles, or acts carried out without the diligence with which they ought to perform their duties. No provision of Telefónica Emisiones S.A.U.’s bylaws provides for the indemnification of the directors with respect to such liabilities.
  Telefónica Group D&O Insurance.
     Telefónica maintains an insurance policy that protects officers and members of the boards of directors of companies constituting the Telefónica Group, including Telefónica Emisiones, S.A.U., from liabilities incurred as a result of actions taken in their official capacity.

Item 9. Exhibits

Exhibit
Number	Description
*1.1	Form of underwriting agreement for Debt Securities.

4.1	Debt indenture including form of Debt Securities of Telefónica Emisiones, S.A.U. and guarantees relating thereto between Telefónica Emisiones, S.A.U., Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as trustee.

5.1	Opinion of Davis Polk & Wardwell, U.S. counsel.

5.2	Opinion of Uría Menéndez Abogados S.L.P., Spanish counsel.

12.1	Statement regarding the computation of consolidated ratios of earnings to fixed charges.

23.1	Consent of Ernst & Young, S.L., independent registered public accounting firm.

23.2	Consent of Davis Polk & Wardwell (included in its opinion filed as Exhibit 5.1).

23.3	Consent of Uría Menéndez Abogados S.L.P. (included in its opinion filed as Exhibit 5.2).

24.1	Powers of Attorney of the registrants (included on the signature pages).

25.1	Statement of eligibility of The Bank of New York Mellon, as trustee, under the Trust Indenture Act of 1939 on Form T-1 relating to the debt indenture.

*	To be furnished by Telefónica, S.A. on a Form 6-K depending on the nature of the offering, if any, pursuant to this registration statement.
Item 10. Undertakings
     Each of the undersigned registrants hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any plan of distribution or any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
     (7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Telefónica’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Telefónica, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madrid, Spain, on May 8, 2009.

TELEFÓNICA, S.A.
By:	/s/ Santiago Fernández Valbuena
	Name:	Santiago Fernández Valbuena
	Title:	Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the Board of Directors or officer of Telefónica, S.A., as authorized representative of Telefónica, S.A. or otherwise) constitutes and appoints Santiago Fernández Valbuena, Miguel Escrig Meliá and Eduardo Álvarez Gómez, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ César Alierta Izuel César Alierta Izuel	Chairman of the Board of Directors and Chief Executive Officer	May 8, 2009

/s/ Santiago Fernández Valbuena Santiago Fernández Valbuena	Chief Financial Officer and Chief Accounting Officer	May 8, 2009

/s/ Vitalino Manuel Nafría Aznar Vitalino Manuel Nafría Aznar	Vice Chairman of the Board of Directors	May 8, 2009

Signature	Title	Date

/s/ Julio Linares López Julio Linares López	Chief Operating Officer and Director	May 8, 2009

/s/ José Fernando de Almansa Moreno-Barreda José Fernando de Almansa Moreno-Barreda	Director	May 8, 2009

/s/ José María Álvarez-Pallete López José María Álvarez-Pallete López	Director	May 8, 2009

/s/ David Arculus David Arculus	Director	May 8, 2009

/s/ Carlos Colomer Casellas Carlos Colomer Casellas	Director	May 8, 2009

/s/ Alfonso Ferrari Herrero Alfonso Ferrari Herrero	Director	May 8, 2009

/s/ Gonzalo Hinojosa Fernández de Angulo Gonzalo Hinojosa Fernández de Angulo	Director	May 8, 2009

/s/ Antonio Massanell Lavilla Antonio Massanell Lavilla	Director	May 8, 2009

/s/ Francisco Javier de Paz Mancho Francisco Javier de Paz Mancho	Director	May 8, 2009

/s/ Donald J. Puglisi Donald J. Puglisi	Managing director, Authorized Representative of Telefónica, S.A. in the United States	May 8, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Telefónica Emisiones, S.A. Unipersonal certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madrid, Spain, on May 8, 2009.

TELEFÓNICA EMISIONES, S.A. UNIPERSONAL
By:	/s/ Miguel Escrig Meliá
	Name:	Miguel Escrig Meliá
	Title:	Authorized Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a Director or officer of Telefónica Emisiones, S.A. Unipersonal as authorized representative of Telefónica Emisiones, S.A. Unipersonal or otherwise) constitutes and appoints Miguel Escrig Meliá and Juan José Gómez Migueláñez and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Miguel Escrig Meliá Miguel Escrig Meliá	Director	May 8, 2009

/s/ Juan José Gómez Migueláñez Juan José Gómez Migueláñez	Director	May 8, 2009

/s/ Donald J. Puglisi Donald J. Puglisi	Managing director, Authorized Representative of Telefónica Emisiones, S.A. Unipersonal in the United States	May 8, 2009